                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: December 12, 1997


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
---------------------

     New England Electric System's (the Company) offer to purchase any and all shares of preferred stock of its subsidiaries New England Power Company (NEP), Massachusetts Electric Company (Mass. Electric), and The Narragansett Electric Company (Narragansett) expired on Friday, December 12, 1997.
The settlement date is expected to be Friday, December 19, 1997.

     The following table outlines the preliminary results of the offer to purchase and the purchase price to be received by tendering shareowners on the anticipated settlement date.


                                Approximate
                                 Number of
                                   Shares         Price per
New England Power Company         Tendered          Share
-------------------------       -----------       ----------

$100 par value
     Dividend Series Preferred Stock
     4.56% Series                  86,350          $  90.30
     4.60% Series                  43,574          $  91.09
     4.64% Series                  40,250          $  91.88
     6.08% Series                  64,021          $ 103.34
  Cumulative Preferred Stock
     6%                            55,660          $ 116.50

  The total number of NEP preferred shares tendered represents
73.1% of the total outstanding shares of NEP preferred stock.

                                   Approximate
                                    Number of
                                      Shares      Price per
Massachusetts Electric Company       Tendered       Share*
------------------------------     ------------   ----------

$100 par value
     Dividend Series Preferred Stock
     4.44% Series                              47,034       $  87.92
     4.76% Series                              47,470       $  94.26
     6.99% Series                             146,000       $ 120.73
$25 par value
  Preferred Stock - Cumulative
     6.84% Series                             407,439       $  27.00
*plus accrued dividends
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  The total number of Mass. Electric preferred shares tendered represents 68.2% of the total outstanding shares of Mass.
Electric preferred stock.

                                    Approximate
                                     Number of
                                     Shares         Price per
The Narragansett Electric Company    Tendered         Share*
---------------------------------   ----------      ----------

$50 par value
     Cumulative Preferred Stock
     4.50% Series                             128,425       $42.86
     4.64% Series                              88,504       $45.94
     6.95% Series                             254,950       $60.25
*plus accrued dividends

  The total number of Narragansett preferred shares tendered represents 64.6% of the total outstanding shares of Narragansett preferred stock.

  The actual number of shares tendered for purchase of each of the companies will depend on the final report of the depositary and subsequent confirmation of proper delivery.

  In addition, special meetings of preferred shareholders of
NEP, Mass. Electric, and Narragansett were held on Friday, December 12, 1997 at which amendments to NEP's and Mass. Electric's By-Laws and Articles of Incorporation, and Narragansett's Preferred Stock Provisions (together, the Provisions) were passed by more than the necessary two-thirds majority of each of the companies' preferred shareholders, which removed from the Provisions a limitation on each companies' ability to issue unsecured debt without the prior approval of the preferred shareholders.
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                            SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form
8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM


                                 s/Alfred D. Houston
                              By
                                  Alfred D. Houston
                                  Executive Vice President and
                                  Chief Financial Officer


Date: December 18, 1997










The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.